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                                                                   Exhibit 23.6









                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 1996, with respect to the consolidated statements of income and cash flows of Luntz Corporation, included in the Registration Statement (Form S-1 No. 333-00000) of Philip Services Corp. for the registration of 23,000,000 shares of its common stock.





                                              /s/ Ernst & Young LLP
                                              ------------------------------
                                              Ernst & Young LLP


Canton, Ohio
September 22, 1997